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                                                                    EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT
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     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into on September 2,
1999 between VIRTGAME.COM CORP., a Delaware corporation ("Employer"), and LEO I. GEORGE ("Executive").

                                 R E C I T A L
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     Employer wishes to employ Executive, and Executive agrees to serve, as
Chairman of the Board of Employer, subject to the terms and conditions set forth below.

                               A G R E E M E N T
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     It is agreed as follows:

     1.   TERM OF EMPLOYMENT. Employer hereby employs Executive, and Executive
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hereby accepts employment with Employer, for a period of two (2) years terminating September ___, 2001 ("Employment Period"); provided that this Agreement shall be automatically renewed for a successive two (2) year term unless either party elects not to renew this Agreement by delivering written notice of its election to the other party no later than sixty (60) days prior to the end of the current term. Notwithstanding anything in this Section 1 to the contrary, this Agreement may be terminated at any time in accordance with
Section 6.

     2.   DUTIES OF EXECUTIVE.  Executive shall serve in the capacity as
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Chairman of the Board of Employer. Executive shall be allowed to conduct his operations from Washington, D.C., provided that Executive shall attend in person meetings at Employer's office in San Diego, California, when so requested by Employer. Executive's principal duties and responsibilities shall consist primarily of (i) public relations, (ii) international marketing; and (iii) capital raising activities. Executive shall perform such other services and duties as may from time to time be assigned to Executive by Employer's board of directors provided that such other services and duties are not inconsistent with any other term of this Agreement. Except during vacation periods or in accordance with Employer's personnel policies covering executive leaves and reasonable periods of illness or other incapacitation, Executive shall devote his services to Employer's business and interests in a manner consistent with Executive's title and office and Employer's needs for his services. Executive shall perform the duties of Executive's office and those assigned to Executive by the Employer's board of directors with fidelity, to the best of Executive's ability, and in the best interest of Employer.

     3.   COMPENSATION OF EXECUTIVE.
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          3.1  Compensation Options  Upon the commencement of Executive's
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employment term, Executive shall be granted a three-year nonqualified option
("Compensation Options") to purchase an aggregate of 100,000 shares of Employer's $.00001 par value common stock ("Common Stock") at an exercise price of $0.10 per share. The Compensation Options shall be subject to a right of first refusal in favor of Employer which shall prevent Executive from selling the shares of Common Stock underlying the Compensation Options without first
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offering them to Employer. Employer shall be entitled to purchase the shares of
Common Stock underlying the Compensation Options at a price equal to $3.50 per share, subject to adjustment for recapitalizations, stock splits and the like. The terms of the right of first refusal for the Compensation Options, as well as all other terms of the Compensation Options, shall be set forth in an option agreement to be executed between the Company and Executive in the form attached hereto as Exhibit A.

          3.2  Additional Options.  Upon the commencement of Executive's
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employment term, Executive shall also be granted a three-year nonqualified option to purchase an aggregate of 500,000 shares of Common Stock at an exercise price equal to the Fair Market Value (as defined in Section 3.4 herein) of the Common Stock on the date of grant. In addition, on the one year anniversary of this Agreement, Executive shall be granted a three-year nonqualified option to purchase an aggregate of 300,000 shares of Common Stock at an exercise price equal to the Fair Market Value of the Common Stock on such one year anniversary date. The options set forth in this Section 3.2 shall have such additional terms and conditions as set forth in an option agreement to be executed between the Company and Executive in the form attached hereto as Exhibit B.

          3.3  Bonus Options.  As a one time bonus, Executive shall be granted a
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three-year non-qualified option to purchase up to 200,000 shares of Common Stock
("Bonus Options") at an exercise price equal to the Fair Market Value of the Common Stock on the date of grant. Executive shall be entitled to the Bonus Options if, prior to the termination of this Agreement, Employer has secured debt or equity financing, or a combination thereof, in the aggregate amount of $10,000,000, after deducting for all finders' fees, commissions and other expenses incurred by Employer in connection with the debt or equity financings. The Bonus Options shall have such additional terms and conditions as set forth in an option agreement to be executed between the Company and Executive in the form attached hereto as Exhibit B.

          3.4  Fair Market Value.  For purposes of this Section 3, the term
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"Fair Market Value" shall mean the closing sale price of the Common Stock as quoted on any U.S. securities exchange or on the OTC Bulletin Board.

     4.   EXPENSE REIMBURSEMENTS; EXECUTIVE ASSISTANT.
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          4.1  Expense Reimbursement.  Executive shall be reimbursed for
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reasonable and actual out-of-pocket expenses incurred by Executive in performance of Executive's duties and responsibilities hereunder in accordance with Employer's established personnel policy covering executive officer expense reimbursements, as such policy may be amended, revised or otherwise changed from time to time. Executive shall furnish proper vouchers and expense reports and shall be reimbursed only for those expenses which shall be reimbursable.

          4.2  Executive Assistant.  Employer agrees to employ an executive
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assistant ("Executive Assistant") for Executive. The Executive Assistant shall be selected by Executive, subject to the approval of Employer, and shall work with the Executive in Washington, D.C. The total compensation payable to the Executive Assistant shall be determined upon the mutual

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agreement of Employer and Executive but in no event shall be less than $60,000 per year and no more than $75,000 per year.


     5.   VACATION, SICK LEAVE AND OTHER FRINGE BENEFITS.  Executive shall be
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entitled to two (2) weeks vacation per every twelve (12) month period of employment hereunder. Executive shall also be entitled to leaves for illness or other incapacitation as is consistent with Executive's title and Employer's needs for Executive's services, except as otherwise provided for in Section 6.3. Executive shall be entitled during Executive's employment hereunder to share or participate in such medical insurance programs or other "fringe" benefit plans or programs as shall be made available to executive officers employed by Employer generally, in accordance with Employer's established personnel policies, if any, or as established, amended, revised or otherwise changed from time to time, covering executive officer employee benefits.

     6.   TERMINATION.
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          6.1  Termination by Employer for Cause.  Employer may terminate this
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Agreement and Executive's employment hereunder for Cause (as defined herein) any time effective upon written notice from the Board of Directors of Employer to Executive. As used herein, the term "Cause" shall mean:

               6.1.1 Habitual neglect in the performance of Executive's material duties as set forth in Section 2;

               6.1.2 Negligence involving misfeasance or nonfeasance by Executive in the performance of Executive's material duties as set forth in
Section 2; or

               6.1.3 A material breach of that certain Executive Non Disclosure and Invention Assignment Agreement dated September ___, 1999 entered into by Executive.

          6.2  Events Upon Termination.  The termination of this Agreement
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pursuant to Section 6 shall also result in the termination of all rights and benefits of Executive under this Agreement except for any rights to compensation accrued under Section 3 prior to the date of termination or rights to expense reimbursement under Section 4.

     7.   EXECUTIVE'S REPRESENTATIONS. Executive represents and warrants that
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Executive is free to enter into this Agreement and to perform each of the provisions contained herein. Executive represents and warrants that Executive is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement, and that Executive's execution and performance of this Agreement is not a violation or breach of any agreement between Executive and any other person or entity.

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     8.   GENERAL PROVISIONS.
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          8.1  Severable Provisions.  The provisions of this Agreement are
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severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

          8.2  Assignment.  Neither this Agreement nor any of the rights or
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obligations of Executive or Employer hereunder shall be assignable.

          8.3  Attorneys' Fees.  If any legal action arises under this
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Agreement or by reason of any asserted breach of it, the prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing or attempting to enforce any of the terms, covenants or conditions, including costs incurred prior to commencement of legal action, and all costs and expenses, including reasonable attorneys' fees, incurred in any appeal from an action brought to enforce any of the terms, covenants or conditions.

          8.4  Notices.  Any notice to be given to Employer under the terms of
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this Agreement shall be addressed to Employer at the address of Employer's principal place of business, and any notice to be given to Executive shall be addressed to Executive at his home address last shown on the records of Employer, or at such other address as either party may hereafter designate in writing to the other. Any notice required or permitted under this Agreement shall be in writing and shall be deemed effective: (i) upon receipt in the event of delivery by hand, including delivery made by private delivery or overnight mail service where either the recipient or delivery agent executes a written receipt or confirmation of delivery; or (ii) 48 hours after deposited in the United States mail, registered or certified mail, return receipt requested, postage prepaid.

          8.5  Waiver.  Either party's failure to enforce any provision or
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provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

          8.6  Entire Agreement; Amendments.  This Agreement supersedes any and
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all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Employer and contains all of the covenants and Agreements between the parties with respect to the employment of Executive by Employer. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement will be effective only if it is in writing signed by the party to be charged.

          8.7  Titles and Headings.  Titles and headings to sections of this
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Agreement are for the purpose of reference only and shall in no way limit, define or otherwise affect the interpretation or construction of such provisions.

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          8.8  Governing Law.  This Agreement shall be governed by and
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construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                  "EMPLOYER"

                                  VIRTGAME.COM CORP.

                                  a Delaware corporation

                                  By:_________________________________
                                     Joseph R. Paravia, President

                                  "EXECUTIVE"

                                  LEO I. GEORGE


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